UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INSPIRE VETERINARY PARTNERS, INC.
(Name of Registrant as Specified In Its Charter)

–––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1).

October 24, 2025

Dear Fellow Stockholder:

You are cordially invited to attend Inspire Veterinary Partners, Inc.’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, December 10, 2025, at 10 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast. Please register for the virtual stockholder meeting in advance at https://meeting.vstocktransfer.com/INSPIREVETDEC25. You will be able to attend the Annual Meeting, vote and submit your questions online during the Annual Meeting. Details about the meeting and the matters to be acted on are included in the notice of Annual Meeting and proxy statement. A Notice of Internet Availability of Proxy Materials, indicating how to access these proxy materials and our annual report for the year ended December 31, 2024 over the internet, was first sent to stockholders on or about October 24, 2025.

Even if you are planning on attending the Annual Meeting, it is important that your shares be voted promptly. We encourage you to vote your shares according to the instructions on the enclosed Notice of Internet Availability of Proxy Materials or proxy card. Your proxy may be revoked at any time before voting takes place at the Annual Meeting as explained in the proxy statement.

Thank you for your continued support of and interest in Inspire Veterinary Partners, Inc.

Sincerely,

/s/ Kimball Carr
Kimball Carr
Chair of the Board, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE AS PROMPTLY AS POSSIBLE.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, VA 23452

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, DECEMBER 10, 2025

October 24, 2025

To our Stockholders:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company,” “Inspire”, “our,” “we” or “us”), will be held as a virtual meeting via live audio webcast on Wednesday, December 10, 2025, at 10 a.m. Eastern Time for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)    To elect seven (7) directors listed in the accompanying proxy statement;

(2)    To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the year ending December 31, 2025; and

(3)    To transact such other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR the election of each of the director nominees and FOR Proposal 2. Our Board has fixed the close of business on October 14, 2025 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of our Class A common stock and Class B common stock are entitled to vote at the Annual Meeting.

To attend the Annual Meeting via live audio webcast, please register in advance at https://meeting.vstocktransfer.com/INSPIREVETDEC25. Upon visiting the meeting website, you will be prompted to enter the Control Number provided to you on your Notice of Internet Availability of Proxy Materials or proxy card that you received for the Annual Meeting. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Annual Meeting on the meeting website.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your vote, as instructed in the Notice of Internet Availability of Proxy Materials and/or the proxy card sent you, as promptly as possible.

By:	/s/ Kimball Carr
Chair of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on December 10, 2025

This notice of Annual Meeting of stockholders, the proxy statement, and our annual report on Form 10-K for the fiscal year ended December 31, 2024 are available online at https://ts.vstocktransfer.com/irhlogin/INSPIREVET.

i

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving these materials?

This Proxy Statement and the accompanying materials are being provided to our stockholders for the solicitation of proxies by our Board of Directors for the 2025 Annual Meeting.

When were the proxy materials first sent or given to stockholders?

The notice of Annual Meeting of stockholders, proxy statement and annual report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”) were first made available over the internet to stockholders on or about October 24, 2025. A Notice of Internet Availability of Proxy Materials, indicating how to access our proxy materials over the internet, was first sent, or given, to stockholders on or about October 24, 2025.

Why were the proxy materials made available to stockholders over the internet?

We are taking advantage of a rule adopted by the Securities and Exchange Commission that permits us to furnish proxy materials to stockholders over the internet. By furnishing a Notice of Internet Availability of Proxy Materials in lieu of mailing our proxy materials, we are lowering the costs of our Annual Meeting. You may request to receive a paper copy of the proxy materials by following procedures set forth in the Notice of Internet Availability of Proxy Materials. If a paper copy is requested, stockholders should expect to receive it within several days.

The Notice of Internet Availability of Proxy Materials directs stockholders to the website where you will log in in using your unique control number, which is provided in the Notice. On this website, you will be able to view our proxy statement and Annual Report. You may also cast your vote in a secure manner on the same website.

Who may attend the meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held on your behalf by another organization, such as a broker or bank, and you would like to vote your shares at the Annual Meeting, you will need to obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

How do proxies work?

Our Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best. This ensures that shares may be voted at the Annual Meeting even if the stockholder does not attend.

Who is entitled to vote?

Our Board of Directors has fixed the close of business on October 14, 2025 as the record Date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. You can vote at the Annual Meeting if you held shares of our Class A common stock or Class B common Stock (collectively the “Common Stock”) as of the close of business on the record date. On October 14, 2025, there were 3,647,610 shares of Class A common stock outstanding and 3,020,750 shares of Class B common stock outstanding.

Each share of Class A common stock entitles the holder thereof to one (1) vote per share. Each share of Class B common stock entitles the holder thereof to twenty-five (25) votes per share. As a result, holders of Class A common stock will have 3,647,610 votes at the Annual Meeting and holders of Class B common stock will have 75,518,750 votes at the Annual Meeting.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices located at 780 Lynnhaven Parkway, Suite 400, Virginia Beach, VA 23452 for a period of at least 10 days prior to the Annual Meeting and during the meeting. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.

What is a quorum of stockholders?

To carry on business at the Annual Meeting, we must have a quorum. Under our bylaws, the presence, in person or by proxy, of holders of shares representing at least thirty-three and on third percent (331/3%) of the votes entitled to be cast at an annual meeting constitutes a quorum. Thus, holders of the Common Stock representing at least 26,441,565 of the votes entitled to be cast as of the record date must be represented in person or by proxy at the Annual Meeting in order to conduct the meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee based on instructions you provide to them) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting.

If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What is a broker non-vote?

If your shares are held in street name, you will receive a vote instruction form and must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” If you sign your vote instruction form, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board.

Proposal 2 (the ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm) is a “routine” matter on which your broker can exercise voting discretion. Proposal 1 (election of directors) is considered non-routine and therefore brokers cannot use discretionary authority to vote shares on that proposal if they have not received instructions from their clients. If you hold shares in street name, please submit your vote instruction form to your broker, bank or other nominee so your vote is counted.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are not included in the tabulation of the voting results for any of the proposals and, therefore, do not affect these proposals, but are included for purposes of determining whether a quorum has been reached.

How many votes are needed for each proposal to pass?

Proposal	Vote Required
Election of seven (7) directors	Plurality of the votes cast (the seven (7) directors receiving the most “For” votes)
Ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025	A majority of the votes cast

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstention	Broker Discretionary Vote Allowed	Effect of Broker Non-Votes
Election of seven (7) directors	“For” or “Withhold” (may “Withhold” with respect to all nominees or specific nominees)	No effect – not counted as a “vote cast”	No	No effect
Ratification of the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025	“For”, “Against” or “Abstain”	Treated as vote “Against” the proposal	Yes	Not applicable

All shares entitled to vote and represented by a properly completed, executed and delivered proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted “For” each director nominee and Proposal 2, and at the proxy holders’ discretion as to any other matters that may be properly presented at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate for and against votes, withhold votes, abstentions and broker non-votes for each proposal, as applicable.

How do I vote?

Stockholders of Record

For your convenience, our record holders have two methods of voting:

1.      Vote by internet.

•        Before the meeting:    Go to http://www.vstocktransfer.com/proxy and click on “Proxy Vote Login” to vote. You may transmit your vote until 11:59 p.m. Eastern Time on December 9, 2025, which is the day before the meeting date. Please have your Notice of Internet Availability of Proxy Materials or paper proxy card in hand when you access the website as you will need the control number included on it.

•        During the meeting:    Please register for the Annual Meeting in advance at https://meeting.vstocktransfer.com/INSPIREVETDEC25. You will be able to attend the Annual Meeting online, vote your shares online until voting is closed and submit your questions during the Annual Meeting. To vote during the Annual Meeting, click the “Resources” button on your screen and follow the instructions. Please have your Notice of Internet Availability of Proxy Materials or paper proxy card in hand when you access the website as you will need the control number included on it.

2.      Vote by mail.    If you received a paper proxy card, mark, date, sign and mail it promptly in the pre-addressed, postage-paid envelope. If you do not sign your proxy card, your votes cannot be counted.

3.      Vote by email.    If you received a paper proxy card, mark, date, sign and email it promptly to vote@vstocktransfer.com.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have two methods of voting:

1.      Vote by internet.

•        Before the meeting:    Please follow the instructions that will be provided to you by the organization that holds the shares on your behalf.

•        During the meeting:    Please register for the Annual Meeting in advance at https://meeting.vstocktransfer.com/INSPIREVETDEC25. You will be able to attend the Annual Meeting online, vote your shares electronically until voting is closed and submit your questions during the Annual Meeting. You will be able to vote your shares online during the Annual Meeting only if you have obtained a valid legal proxy from the organization that holds your shares. You will need to email the legal proxy along with your voting instructions to vote@vstocktransfer.com in order for your vote to be accepted.

2.      Vote by mail.    If you received a paper vote instruction form from the organization that holds your shares, mark, date, sign and mail it promptly as instructed by the organization.

If you vote by internet, you DO NOT need to mail your paper proxy card or vote instruction form.

Is my vote confidential?

Yes, your vote is confidential. The only persons who have access to your vote are the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our Company’s management and the Board.

Is my proxy revocable?

If you are a stockholder of record, you may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to Inspire Veterinary Partners, Inc., 780 Lynnhaven Parkway, Suite 400, Virginia Beach, VA 23452, Attention: Corporate Secretary. You may also revoke a proxy by submitting a later-dated proxy or by voting at the Annual Meeting. If another organization is the record holder of your shares and you wish to revoke your vote, you must contact that organization directly.

Who is soliciting my proxy, how is it being solicited, and who pays the cost?

We will pay all expenses of soliciting proxies to be voted at the Annual Meeting. After the proxies are initially distributed, we and/or our directors, officers and employees may also solicit proxies by mail, electronic mail, telephone or in person. We will ask brokers, banks, custodians, nominees and other record holders to prepare and send the Notice of Internet Availability of Proxy Materials to people or entities for which they hold shares and forward copies of the proxy materials to beneficial owners who request paper copies, and we may reimburse them for their expense in doing so.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission within four business days after the meeting.

I receive paper copies of the materials for the Annual Meeting. Can I receive future proxy materials electronically?

Yes, if you are stockholder of record, to receive future proxy materials over the internet, please vote your shares and provide your email in the applicable field after you have cast your vote. If you hold your shares in street name, please check the information provided by your broker or other organization concerning the availability of this service.

Why might I receive more than one Notice of Internet Availability of Proxy Materials or paper proxy card? Should I vote on each Notice and proxy card I receive?

First, you may have various accounts with us that are registered differently, perhaps in different names or with different social security or federal tax identification numbers. Second, you may also own shares indirectly through your broker or other organization. Your broker or other organization with send you a vote instruction form for these shares. You should vote on each Notice, proxy card or vote instruction form you receive in accordance with the instructions set forth in those documents.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Our Company has adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, we deliver a single copy of the Notice of Annual Meeting, the proxy statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the materials for the Annual Meeting to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Annual Meeting materials, you may contact us at the following address and phone number:

Inspire Veterinary Partners, Inc.
780 Lynnhaven Parkway, Suite 400
Virginia Beach, VA 23452
Attention: Richard Frank
Telephone: (757) 734-5464

You may also contact us at the address above if you received multiple copies of materials for the Annual Meeting and would prefer to receive a single copy in the future.

Stockholders who hold shares in street name may contact their broker, bank or other organization who holds their shares to request information about householding.

GOVERNANCE OF THE COMPANY

Executive Officers and Directors

The names of our executive officers and directors and their ages and positions as of October 24, 2025 are set forth below.

Name	Age	Position
Kimball Carr	55	Chair of the Board, President and Chief Executive Officer
Richard Frank	57	Chief Financial Officer
Lynley Kees	54	Chief People Officer
Laura Johnson	43	Vice President of Operations
Alexandra Quarti	51	Vice President of Medical Operations
Larry Alexander	45	Director
Phillip Balatsos	48	Director
Charles Stith Keiser	41	Director
Anne Murphy	59	Director
Erinn Thomas-Mackey, DMV	38	Director
Timothy Watters	63	Director

Kimball Carr — Mr. Carr has served as our President and Chief Executive Officer since February 2021 and as Chair of the Board of Directors since May 2025. Mr. Carr has had a varied career of over thirty years in many roles with private and public business entities. With early education in journalism and continuing education at the University of Virginia’s Darden Business School, Mr. Carr’s leadership career includes elevated roles for Starbucks Coffee Company, Mars Incorporated and Trupanion Medical Insurance. From March 2018 through the present, Mr. Carr served as President of Ocean 35 Inc., owner of retail brands focused on the sports of surfing and skateboarding as well as education and support of youth participation in the sports. From March 2018, Mr. Carr was the owner and founder of Grom Coast Surf & Skate, a regional commercial surf shop (subsequently closed). From December 2019 through February 2021, Mr. Carr was the director of learning and development of Blue Heron Consulting, offering comprehensive operational, financial, and medical team coaching for veterinarians and animal health care industry professionals across the country. During his tenure as a business leader, he has built multi-year growth strategies, led teams of over 2,000 professionals and delivered collective revenues in excess of $1 billion. He brings deep experience in veterinary and field operations, start-up processes, leadership development, growth strategies and turn arounds. He has led the acquisition and de novo opening of hundreds of company units over the course of his career and has built highly effective field leadership teams which have delivered industry-leading results. His connection to the pet care industry is highlighted by deep relationships he has across the sector, providing access to talent which Inspire intends to leverage. Mr. Carr’s volunteer work includes service as President of the Banfield Associate Relief fund, an employee assistance program founded in relation to his role in the recovery for Banfield Associates from Hurricane Sandy in the Northeast United States. Mr. Carr attended Tidewater Community College in October 1991 and attended the University of Virginia Darden Business School executive master’s of business administration from 2004 to 2006. We believe Mr. Carr is qualified to serve on the board due to his extensive background in retail business, his demonstrated success in entrepreneurial enterprises and his more than a decade of expertise in the veterinary medicine services industry.

Richard Frank — Mr. Frank has served as our Chief Financial Officer since joining the Company in January 2023. From 2021 through December 2022, Mr. Frank was Chief Executive Officer of Purcell Flanagan Hay & Greene, a law firm based in Jacksonville, Florida. From 2020 through 2021, he served as Chief Financial Officer of Skygeek.com, an aviation parts e-commerce company. From 2019 to 2020, he was an independent consultant with PKF O’Connor Davies, an accounting and advisory firm. Mr. Frank also served as Chief Operating Officer and Chief Financial Officer of Beval Saddlery, LLC, a private equity owned multi-location retailer/wholesaler and e-commerce company from 2014 through 2019. Earlier in his career he was engaged in senior management positions with Blue Chip Farms, LLC, the largest equine breeding farm in New York State, Medical Recruitment Solutions, Inc., a private equity owned medical staffing start-up enterprise, Indotronix International Corporation, an information technology staffing company, Microcast, Inc., a video streaming start-up enterprise, and Factset Research Systems, Inc., a SaaS financial information company with operations in the United Kingdom, Australia and Japan. He has over twenty years of experience directing all aspects of enterprise-wide finance, operations, business development, marketing, administration and customer service, including experience in private equity owned companies, start-ups and companies with greater than $100 million per year in revenue. Mr. Frank graduated with a Bachelor of Science in Finance in 1992 from Mercy College in Yorktown, New York.

Lynley Kees — Ms. Kees has served as our Chief People Officer since April 2025. Prior to that, she was Vice President of Human Resources for the Company since January 2023. Prior to joining the company, Ms. Kees served as a strategic human resources consultant since January 2020, advising executive leadership across hospitality, technology, and retail sectors. From June 2018 to February 2019, Ms. Kees served as Vice President of People at Puppet Inc., where she led a global team delivering programs in talent acquisition, total rewards, HR operations, diversity and inclusion, and people strategy. Prior to that, she was Senior Director of Human Resources Business Partner at Nike Inc. from September 2014 to September 2017, supporting global operations and driving integrated team and talent strategies. Ms. Kees also served as Vice President of Hilton Worldwide’s Human Resources Consulting Group from June 2009 to September 2014, where she played a key role in the company’s successful re-launch as a publicly traded entity in December 2013. Earlier in her career, she held leadership roles at EYA LLC, Grant/Morgan Associates, and Crestline Hotels & Resorts, where she supported both field operations and corporate headquarters. Ms. Kees earned a fellowship from and holds a Master of Education in Higher Education Administration from the University of South Carolina and a Bachelor of Arts in International Relations and Economics from Lehigh University, where she was awarded the Trustee Scholarship.

Laura Johnson — Mrs. Johnson has served as the Vice President of Operations for the Company since September 2024. She has more than sixteen years of progressive leadership experience in the veterinary services industry, with a proven track record of managing large-scale, multi-site operations, improving profitability, and building collaborative, high-performing teams. From April 2023 to August 2024, Mrs. Johnson served as Vice President of Operations at Western Veterinary Partners, overseeing a $200 million revenue portfolio across more than 150 veterinary practices in the Western United States. Prior to that, she served as Senior Director of Operations from January 2023 to April 2023, and as Director of Operations from October 2021 to January 2023, with responsibilities for revenue portfolios ranging from $60 million to $90 million and oversight of up to 60 veterinary practices. From February 2019 to October 2021, Mrs. Johnson was Manager of Regional Operations at National Veterinary Associates, responsible for the operations and profitability of 22 practices in Utah and Nevada generating more than $60 million annually. She first joined National Veterinary Associates in October 2018 as Associate Manager of Regional Operations, managing six hospitals representing over $18 million in annual revenue. Mrs. Johnson began her career as co-founder of a family-owned, veterinarian-led nationally accredited e-commerce veterinary pharmacy, licensed in all 50 states and recognized by both the National Association of Boards of Pharmacy (Vet-VIPPS) and the Pharmacy Compounding Accreditation Board (PCAB), where she oversaw its launch, scale, marketing strategy, and execution for the first eight years. Her academic background includes earlier education at the Franklin College of Arts and Sciences at the University of Georgia, complemented by ongoing studies in applied business and technology solutions at Arizona State University.

Alexandra Quarti — Ms. Quarti has served as the Vice President of Medical Operations for the Company since June 2022. Dr. Quarti has over fifteen years of progressive leadership experience in veterinary medicine and operations, spanning both private practice and multi-site corporate environments. From 2019 until she joined the Company, Dr. Quarti served as Northeast Region Director of Operations for Community Veterinary Partners (CVP), where she led all aspects of medical and business operations for 24 hospitals. Her leadership encompassed financial management, talent development, and medical quality initiatives, with a strong emphasis on aligning clinical excellence with sustainable business outcomes. Dr. Quarti began her veterinary career in private practice in Old Lyme, Connecticut from 2007 to 2008 before joining Banfield Pet Hospitals in 2008. During her eleven-year tenure with Banfield, she was promoted from Associate Doctor to Director of Veterinary Quality in 2009, where she oversaw medical quality, compliance, and operational performance for more than 20 hospitals across New England. In this role, she developed and implemented systems that elevated patient care standards, drove hospital growth, and supported teams of veterinarians and paraprofessionals in achieving consistent results. Dr. Quarti earned her Doctor of Veterinary Medicine degree from Ross University School of Veterinary Medicine in 2007 and completed her clinical year at Cornell University College of Veterinary Medicine. Prior to veterinary school, she gained broad industry experience as both a veterinary technician and an Animal Control Officer, grounding her leadership approach in a deep understanding of all levels of veterinary care. Dr. Quarti currently maintains active veterinary licenses in 9 different states.

Biographical information for each of our directors, other than Mr. Carr, is set forth in this proxy statement in Proposal No. 1: Election of Directors.

We are not aware of any of our directors or executive officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Composition, Independence and Leadership Structure

Our Board currently consists of eight members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers. Our Board held four meetings in 2024. Each director attended at least 75% of the aggregate of the total number of meetings held by our Board and the total number of meetings held by all committee of the Board on which he or she served, during the period for which he or she served. Directors are encouraged, but not required, to attend our annual meeting of stockholders. Three of the eight then-serving members of our Board attended the 2024 annual meeting of stockholders.

Our Board has reviewed the independence of each director and considered whether any director had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that all of our directors, other than Kimball Carr, our Chair of the Board, Chief Executive Officer and President, and Charles Stith Keiser, are “independent directors” and meet the independence requirements under the listing requirements of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission.

The Board has three standing committees — Audit, Compensation and Governance and Nominating. The membership of each of the Board committees is comprised of all independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Each committee operates under a written charter that has been approved by our Board. Current copies of the charters for each committee are available on the investor relations section of our corporate website, https://ir.inspirevet.com/governance-documents/. Our non-management members of the Board meet in executive session at each quarterly board meeting.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair of the Board and the Chief Executive Officer in a way that is in the best interest of the Company at any given point in time. As such, the Board does not have a policy on whether the role of the Chief Executive Officer and Chair of the Board should be separate, or, if it is to be separate, whether the Chair should be selected from the non-management directors or be an employee. We currently operate with one individual, Kimball Carr, serving as Chief Executive Officer and Chair of the Board. The Board believes that combining the Chief Executive Officer and Chair of the Board positions is the right corporate governance structure for the Company at this time because it most effectively uses Mr. Carr’s experience and knowledge of the Company, places him in the best position to focus the independent directors’ attention on the issues of greatest importance to the Company and its stockholders, and provides the Company with unified leadership. As part of the Board’s annual assessment process, the Board evaluates our Board leadership structure to ensure that it remains appropriate. The Board recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chair of the Board, but believes that the absence of a policy requiring either the separation or combination of these roles provides the Board with the greatest flexibility to determine the best leadership structure.

The Board has not appointed a lead independent director. However, our non-management members of the Board meet in executive session without the Chair at each quarterly board meeting.

Board Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility for ensuring that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. The Company’s senior management usually attends our regular Board meetings and keeps the Board apprised of material risks and provides the directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Our CEO communicates frequently with members of the Board to discuss strategy and the challenges we face. Our CEO and senior management are available to address any questions or concerns raised by the Board on risk management-related and any other matters.

Board Committees and Charters

The following table identifies the current independent and non-independent Board and Committee members:

Name	Independent	Audit	Compensation	Governance and Nominating
Kimball Carr
Larry Alexander	x	x		x
Phillip Balatsos	x	x
Charles Stith Keiser
Anne Murphy	x		x
Erinn Thomas-Mackey, DMV	x		x
Timothy Watters	x	x		x

Audit Committee

The current Audit Committee is composed of three independent directors:    Timothy Watters, Phillip Balatsos and Larry Alexander, with Mr. Watters serving as Chair. Each member of the Audit Committee is an independent director as defined by the rules of the Securities and Exchange Commission and the Nasdaq Stock Market. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company. The Audit Committee also monitors the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and the auditors, and our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements. During 2024, our Audit Committee met three times.

Our Board determined that Mr. Watters is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the Securities and Exchange Commission, in compliance with the Sarbanes-Oxley Act of 2002 and that each of the members of the Audit Committee is able to read and understand fundamental financial statements.

Compensation Committee

The Compensation Committee, which currently consists of Anne Murphy and Erinn Thomas-Mackey, with Ms. Murphy serving as Chair. Each member of the Compensation Committee is a non-employee member of our Board and our Board has determined that each member of our Compensation Committee meets the requirements for independence under the requirements of the Nasdaq Stock Market.

The Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers). In addition, the Compensation Committee reviews and approves the compensation of non-employee directors. The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the committee.

During 2024, our Compensation Committee met four times.

Governance and Nominating Committee

The Governance and Nominating Committee consists of Larry Alexander and Timothy Watters, with Mr. Alexander serving as Chair. Each member of the Governance and Nominating Committee meets the independence requirements of the Nasdaq Stock Market. The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

The Governance and Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure). The Governance and Nominating Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders but will consider any such recommendations in the same manner as it evaluates other potential director nominees, as set forth above.

The Governance and Nominating Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a search firm, legal counsel or other adviser. The Governance and Nominating Committee is directly responsible for the appointment, compensation and oversight of the work of any search firm, legal counsel and other adviser retained by the committee.

During 2024, our Governance and Nominating Committee met two times.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. A copy the Code of Ethics has been filed as Exhibit 14.1 to our Annual Report. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, the prompt reporting of illegal or unethical behavior, and accountability for adherence to the Code of Ethics.

Policy Against Hedging and Pledging

We have not adopted a policy that prohibits our directors, officers and employees from engaging in short-term or speculative transactions including selling our stock “short” and transacting in publicly-traded options, warrants, puts and calls or similar instruments on our securities that are designed to hedge or offset any decrease in the market value of our Common Stock. We have not adopted a policy that prohibits directors, officers and employees from holding our stock in a margin account or pledging our stock as collateral for a loan.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2023, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a participant and in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than five percent of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described elsewhere in this proxy statement, and as set forth below.

Keiser Loans

On August 10, 2022, Charles Stith Keiser, our director, former Chief Operating Officer and largest shareholder through his entity Wilderness Trace Veterinary Partners, LLC, and his father, advanced $150,000 each for a total of $300,000 to the Company for working capital needs. The advances were pursuant to an oral agreement, were interest-free, required the Company to pay a $5,000 fee to each lender as consideration for the advances and were payable upon demand by either lender. All amounts payable in satisfaction of loans to the Company made by Mr. Keiser or Dr. Keiser were repaid prior to the consummation of the Company’s initial public offering on August 31, 2023.

Consulting Agreements

The Company received acquisition, business and financial advisory services from Blue Heron Consulting (“BHC”) pursuant to a consulting agreement (the “BHC Consulting Agreement”) that it entered into with BHC in June 2021. Charles Stith Keiser, our director is the Chief Operating Officer of BHC and Mr. Keiser’s father is the Chief Visionary Officer of BHC. The BHC Consulting Agreement was terminated without cause by the Company in the fourth quarter of 2023. The Company paid approximately $1.1 million to BHC during the term of the agreement. The Company continues to use BHC for ad hoc services that are billed based on services provided. The Company paid BHC $83,168 during the year ended December 31, 2024.

The Company entered into a consulting agreement with Star Circle Advisory Group, LLC (“Star Circle”) on August 2, 2022, to serve as financial consultant, on a non-exclusive basis, to assist with arranging bridge financing and the initial public offering of the Company. Star Circle is partially owned and controlled by Kimball Carr, our Chief Executive Officer. Star Circle was entitled to a monthly fee of $33,000, payable monthly. Each party was responsible for its own ordinary office and personnel expenses; however, Star Circle was entitled, with prior written consent from the Company, for reimbursement for required extraordinary expenses including air travel, lodging, and Company filing fees. Prior to the formal agreement between the Company and Star Circle, Star Circle provided the same services under a verbal agreement that was memorialized by the consulting agreement. During the fourth quarter of 2023 management terminated the service agreement with Star Circle Advisory. The Company incurred $284,900 in expenses for the year ended December 31, 2023.

Chief Executive Officer’s Warrant

On January 1, 2023, the Board of Directors issued a warrant to purchase up to 20 shares of our Class A common stock at a purchase price per share equal to $6,000 to Kimball Carr, our CEO, in consideration for his personal guaranty of the Company loans. The warrant expires on January 1, 2028. The warrants were measured at fair value using the Black Scholes Method. The warrants were valued at $2,701 at the time of issuance.

Sale of Veterinary Clinic

On September 20, 2024, the Company sold Kauai Veterinary Clinic to Kauai RE Holdings LLC in consideration for Kauai RE Holdings LLC assuming $2 million in debt. The father of our board member, Charles Stith Keiser, is a member of Kauai RE Holdings LLC.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Although the officers and directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so.

Review, Approval or Ratification of Transactions with Related Persons

Our Code of Ethics states that directors and executive officers must avoid conflicts of interest with the Company and requires any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company to be disclosed immediately to the Chair of the Board. The Audit Committee will review issues involving potential conflicts of interest, and review and approve all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Audit Committee has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Audit Committee, the Audit Committee becomes fully informed regarding the potential transaction and the interests of the related party and has the opportunity to deliberate outside of the presence of the related party. The Audit Committee only approves a related party transaction that is in the best interests of, and fair to, the Company, and seeks to ensure that any completed related party transaction is on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

EXECUTIVE COMPENSATION

The Company is presenting information about executive compensation in accordance with the Securities and Exchange Commission’s rule and regulations relating to “smaller reporting companies” and “emerging growth companies.”

Summary Compensation Table

The table below sets forth the compensation paid by our Company during the two years ended December 31, 2024 and 2023 to our Chief Executive Officer and the next two highest paid executive officers of the Company (our “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)	Total
Kimball Carr	2024	250,000	—	—	—	16,486	266,486
President and Chief Executive Officer	2023	233,630	—	—	—	17,061	250,691
Richard Frank(2)	2024	210,000	—	—	—	12,274	222,274
Chief Financial Officer	2023	191,781	—	—	—	10,103	201,884
Alexandra Quarti, DVM	2024	198,240	—	—	—	11,766	210,006
Vice President of Medical Operations	2023	194,272	—	—	—	10,078	204,350

____________

(1)      “All Other Compensation” consists of Company contributions to the Company’s 401(k) plan and health benefit premiums. For 2024, these contributions were as follows:

Name	401(k) Matching Contributions ($)	Health Benefit Premiums ($)
Kimball Carr	7,500	8,986
Richard Frank	2,112	10,162
Alexandra Quarti	2,047	9,718

(2)      Mr. Frank joined the Company in January 2023.

Outstanding Equity Awards at December 31, 2024

Our named executive officers had no outstanding equity awards at December 31, 2024.

Executive Officer Agreements

Kimball Carr Employment

The Company entered into an employment agreement with Kimball Carr, the Company’s President and Chief Executive Officer, on July 8, 2021 (the “Employment Agreement”). On July 7, 2024, Mr. Carr’s Employment Agreement was extended to February 1, 2025. The Company and Mr. Carr entered into a new employment agreement effective February 10, 2025. The discussion that follows relates to the Employment Agreement as in effect in 2024.

Pursuant to the Employment Agreement, Mr. Carr’s duties consist of devoting as much time as is necessary to perform the duties and services required under the Employment Agreement and as may be designated by the Board, and devoting his best efforts to the business and affairs of Inspire and promoting the interests of Inspire. Mr. Carr is barred from directly or indirectly, engaging in any other business that could reasonably be expected to detract from his ability to apply his best efforts in the performance of his duties to Inspire.

Base salary

Under the Employment Agreement, for 2024, Mr. Carr’s base salary was tied to annual revenue targets, as follows:

Annual Revenue	Base Salary
Up to $7,500,000	$175,000
$7,500,000	$225,000
$15,000,000	$250,000
$20,000,000	$300,000
$25,000,000	To be negotiated by the parties

Bonuses

For 2024, Mr. Carr was eligible for annual bonuses under the Employment Agreement tied to annual revenue and profit targets, as follows:

Annual Revenue Bonus

Actual Revenue Compared to Revenue Target	Revenue Bonus
110% or greater	125% of Revenue Bonus Target
100 – 109%	100% of Revenue Bonus Target
95 – 99%	95% of Revenue Bonus Target
90 – 94%	90% of Revenue Bonus Target
Below 90%	No Revenue Bonus

The “Revenue Bonus Target” was 15% of Mr. Carr’s base salary for 2024.

Profit Bonus

Actual Profit Compared to Profit Target	Profit Bonus
110% or greater	125% of Profit Bonus Target
100 – 109%	100% of Profit Bonus Target
95 – 99%	95% of Profit Bonus Target
90 – 94%	90% of Profit Bonus Target
Below 90%	No Profit Bonus

The “Profit Bonus Target” was 15% of Mr. Carr’s base salary for 2024.

Stock Bonus

For 2024, the Board had discretion to award Mr. Carr an additional bonus in the form of fully vested shares of Class A or Class B common stock, taking into account the Company’s performance for the calendar year based on the revenue and profit targets, with the value of such shares equal to between 10% and 14% of Mr. Carr’s base salary for such calendar year.

No bonuses were paid to Mr. Carr in 2024.

Benefits

Mr. Carr is entitled to participate in the employee benefit plans offered to the Company’s employees on the same terms and conditions as other employees.

Covenants

The Employment Agreement contains certain non-disclosure and confidentiality provisions applicable to Mr. Carr for the benefit of the Company. Mr. Carr has also agreed, during the term of his employment and for a two-year period following the termination of his employment not to solicit for employment any employee or any person who was employed by the Company within the prior six months. Mr. Carr is also barred from soliciting any client or certain former clients for a period of two years following the termination of his employment with the Company.

Termination

The Company may terminate Mr. Carr’s employment immediately for cause, which includes:

•        his death;

•        his mental or physical incapacity that prevents him, with or without reasonable accommodation, from performing his essential duties for a period of 60 consecutive days or longer;

•        disloyalty or dishonesty towards the Company;

•        gross or intentional neglect of in the performance of his duties and services or material fail to perform his duties and services;

•        his violation of any law, rule, or regulation (other than minor traffic violations) related to his duties;

•        his material breach of any provision of the Employment Agreement or any written Inspire policy, if such breach is not cured within 10 days after written notice; and

•        any other act or omission which harms or may reasonably be expected to harm the reputation or business interests of the Company.

Mr. Carr may terminate the Employment Agreement immediately for good reason, which is defined to include:

•        a material breach of the Employment Agreement by the Company, if such breach is not cured within 10 days after written notice;

•        a material reduction in his duties or responsibilities without his consent, if such breach is not cured within 10 days after written notice;

•        a relocation of his office to a location more than 30 miles from Virginia Beach, Virginia without his consent, if such relocation is not reversed within 10 days after written notice; and

•        a change in control of the Company, provided that he gives notice of termination based on such change in control within six months.

Severance Pay

In the event the Employment Agreement is terminated by Mr. Carr for good reason but not in connection with a change in control of the Company, the Company will provide Mr. Carr with severance pay equal to one year of Mr. Carr’s then-current base salary, contingent on Mr. Carr executing a release of claims. In the event the Employment Agreement is terminated by Mr. Carr for good reason within six months after a change in control of the Company, the Company will provide Mr. Carr with severance pay equal to (a) one year of Mr. Carr’s then-current base salary and (b) as determined in the Board’s sole discretion, a pro rata stock bonus taking into account the Company’s performance for the current calendar year, contingent on Mr. Carr executing a release of claims.

Richard Frank Employment

The Company entered into an employment agreement with Richard Frank, the Company’s Chief Financial Officer, on January 1, 2024 (the “Frank Employment Agreement”). The Company and Mr. Frank entered into a new employment agreement effective March 1, 2025. The discussion that follows relates to the Frank Employment Agreement as in effect in 2024.

Pursuant to the Frank Employment Agreement, Mr. Frank’s duties consist of devoting as much time as is necessary to perform the duties and services required under the Frank Employment Agreement and as may be designated by the Chief Executive Officer, and devoting his best efforts to the business and affairs of Inspire and promoting the interests of Inspire. Mr. Frank is barred from directly or indirectly, engaging in any other business that could reasonably be expected to detract from his ability to apply his best efforts in the performance of his duties to Inspire.

Base salary

Under the Frank Employment Agreement, for 2024, Mr. Frank’s base salary was $210,000.

Bonuses

For 2024, Mr. Frank was eligible for annual bonuses under the Frank Employment Agreement tied to annual revenue and profit targets, as follows:

Annual Revenue Bonus

Actual Revenue Compared to Revenue Target	Revenue Bonus
110% or greater	125% of Revenue Bonus Target
100 – 109%	100% of Revenue Bonus Target
95 – 99%	95% of Revenue Bonus Target
90 – 94%	90% of Revenue Bonus Target
Below 90%	No Revenue Bonus

The “Revenue Bonus Target” was 15% of Mr. Frank’s base salary for 2024.

Profit Bonus

Actual Profit Compared to Profit Target	Profit Bonus
110% or greater	125% of Profit Bonus Target
100 – 109%	100% of Profit Bonus Target
95 – 99%	95% of Profit Bonus Target
90 – 94%	90% of Profit Bonus Target
Below 90%	No Profit Bonus

The “Profit Bonus Target” was 15% of Mr. Frank’s base salary for 2024.

Stock Bonus

For 2024, the Board had discretion to award Mr. Frank an additional bonus in the form of fully vested shares of Class A or Class B common stock, taking into account the Company’s performance for the calendar year based on the revenue and profit targets, with the value of such shares equal to between 10% and 14% of Mr. Frank’s base salary for such calendar year.

No bonuses were paid to Mr. Frank in 2024.

Benefits

Mr. Frank is entitled to participate in the employee benefit plans offered to the Company’s employees on the same terms and conditions as other employees.

Covenants

The Frank Employment Agreement contains certain non-disclosure and confidentiality provisions applicable to Mr. Frank for the benefit of the Company. Mr. Frank has also agreed, during the term of his employment and for a two-year period following the termination of his employment not to solicit for employment any employee or any person who was employed by the Company within the prior six months. Mr. Frank is also barred from soliciting any client or certain former clients for a period of two years following the termination of his employment with the Company.

Termination

The Company may terminate Mr. Frank’s employment immediately for cause, which includes:

•        his death;

•        his mental or physical incapacity that prevents him, with or without reasonable accommodation, from performing his essential duties for a period of 60 consecutive days or longer;

•        disloyalty or dishonesty towards the Company;

•        gross or intentional neglect of in the performance of his duties and services or material fail to perform his duties and services;

•        his violation of any law, rule, or regulation (other than minor traffic violations) related to his duties;

•        his material breach of any provision of the Frank Employment Agreement or any written Inspire policy, if such breach is not cured within 10 days after written notice; and

•        any other act or omission which harms or may reasonably be expected to harm the reputation or business interests of the Company.

Mr. Frank may terminate the Frank Employment Agreement immediately for good reason, which is defined to include:

•        a material breach of the Frank Employment Agreement by the Company, if such breach is not cured within 10 days after written notice;

•        a material reduction in his duties or responsibilities without his consent, if such breach is not cured within 10 days after written notice; and

•        a change in control of the Company, provided that he gives notice of termination based on such change in control within six months.

Severance Pay

In the event the Frank Employment Agreement is terminated by Mr. Frank for good reason but not in connection with a change in control of the Company, the Company will provide Mr. Frank with severance pay equal to one year of Mr. Frank’s then-current base salary, contingent on Mr. Frank executing a release of claims. In the event the Frank Employment Agreement is terminated by Mr. Frank for good reason within six months after a change in control of the Company, the Company will provide Mr. Frank with severance pay equal to (a) one year of Mr. Frank’s then-current base salary and (b) as determined in the Board’s sole discretion, a pro rata stock bonus taking into account the Company’s performance for the current calendar year, contingent on Mr. Frank executing a release of claims.

Executive Incentive Compensation Recovery Policy

We have adopted an executive incentive compensation recovery policy (the “Executive Incentive Compensation Recovery Policy”) pursuant to Section 10D of the Exchange Act, Rule 10D-1 promulgated under the Exchange Act (“Rule 10D-1”), and Listing Rule 5608 adopted by Nasdaq (the “Listing Standards”). The purpose of the Executive Incentive Compensation Recovery Policy is to provide for the recovery of certain incentive-based compensation in the event of an accounting restatement. In the event of an accounting restatement, it is the Company’s policy to recover reasonably promptly the amount of any erroneously awarded compensation received during the recovery period. An accounting restatement involves a restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

The amount of “erroneously awarded compensation” generally means the amount of incentive-based compensation (compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure) received by a covered executive that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated financial statements. The Company need not recover any “erroneously awarded compensation” if and to the extent that the Compensation Committee or a majority of the independent members of the Board determines that such recovery is impracticable and not required under Rule 10D-1 and the Listing Standards, including if the Compensation Committee or a majority of the independent members of the Board determines that: (i) the direct expense paid to a third party to assist in enforcing the policy would exceed the amount to be recovered after making a reasonable attempt to recover, or (ii) recovery would likely cause an otherwise tax-qualified broad-based retirement plan to fail the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended, and regulations thereunder.

The policy is administered by our Compensation Committee, except that the Board may decide to act as the administrator in lieu of the Compensation Committee or designate another committee of the Board (including a special committee) to act as the administrator other than for the determination that recovery of “erroneously awarded compensation” is impracticable and not required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth information regarding beneficial ownership of our Class A and Class B common stock as of October 14, 2025 by (1) each of our named executive officers, (2) each of our directors, (3) all of our directors and executive officers as a group and (4) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of Class A or Class B common stock.

The information relating to beneficial ownership of our voting securities by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated, it is our understanding and belief that the stockholders listed possess sole voting and investment power with respect to the shares shown.

The percentages below are calculated based on 3,647,610 shares of Class A common stock outstanding and 3,020,750 shares of Class B common stock outstanding.

Except as otherwise noted below, each stockholder’s address is c/o Inspire Veterinary Partners, Inc. 780 Lynnhaven Parkway, Suite 400, Virginia Beach, VA 23452.

Name of Beneficial Owner	Class of Voting Stock Beneficially Owned	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Total Combined Percentage of Shares Beneficially Owned
NAMED EXECUTIVE OFFICERS
Kimball Carr	Class A common	92,624	(1)	2.5%	6.3%
	Class B common	333,250		11.0%

Richard Frank	Class A common	58,480	(2)	1.6%	*
	Class B common	—		—

Alexandra Quarti	Class A common	—		—	—
	Class B common	—		—

DIRECTORS
Larry Alexander	Class A common	1,448	(3)	*	*
	Class B common	—		—

Phillip Balatsos	Class A common	—		—	—
	Class B common	—		—

Charles Stith Keiser	Class A common	963	(4)	*	32.3%
	Class B common	2,150,000	(5)	71.2%

Anne Murphy	Class A common	1,447	(6)	*	*
	Class B common	—		—

Erinn Thomas-Mackey	Class A common	1,449	(3)	*	*
	Class B common	—		—

Name of Beneficial Owner	Class of Voting Stock Beneficially Owned	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Total Combined Percentage of Shares Beneficially Owned
Timothy Watters	Class A common	1,447	(6)	*	*
	Class B common	—		—

All Current Directors and Executive Officers as a Group (11 persons)	Class A common	192,105		5.1%	39.0%
	Class B common	2,483,250		82.2%

GREATER THAN 5% OWNERS
Wilderness Trace Veterinary Partners, LLC	Class A common	—		—	32.2%
	Class B common	2,150,000	(7)	71.2%

Peter Lau	Class A common	—		—	8.1%
	Class B common	537,500		17.8%

Armistice Capital, LLC	Class A common	228,584	(8)	6.3%	3.4%
	Class B common	—		—

____________

*        Represents less than 1%.

(1)      Includes 20 shares of Class A common stock that may be acquired at a price of $6,000 per share upon exercise of a fully vested warrant. The warrant is exercisable until January 1, 2028. Also includes 92,593 shares of Class A common stock that may be acquired at a price of $1.62 per share upon exercise of fully vested options.

(2)      Represents 58,480 shares of Class A common stock that may be acquired at a price of $1.71 per share upon exercise of fully vested options.

(3)      Includes 1,447 shares of Class A common stock that may be acquired at a price of $17 per share upon exercise of fully vested options.

(4)      Includes 953 shares of Class A common stock that may be acquired at a price of $17 per share upon exercise of fully vested options.

(5)      Beneficially owned by Wilderness Trace Veterinary Partners, LLC, which is controlled by Charles Stith Keiser.

(6)      Represents 1,447 shares of Class A common stock that may be acquired at a price of $17 per share upon exercise of fully vested options.

(7)      Wilderness Trace Veterinary Partners, LLC is 100% owned and controlled by Charles Stith Keiser.

(8)      According to Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on August 14, 2025 by Armistice Capital, LLC (“Armistice Capital”) and Steven Boyd, Armistice Capital is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares of Class A common stock, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the shares of Class A common stock held by the Master Fund. Mr. Boyd is the managing member of Armistice Capital. The Master Fund, a Cayman Islands exempted company that is an investment advisory client of Armistice Capital, has the right to receive dividends from, or the proceeds from the sale of, the Class A common stock. The address for Armistice Capital and Mr. Boyd is 510 Madison Avenue, 7th Floor, New York, New York 10022.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers, and anyone who beneficially owns ten percent (10%) or more of our Class A common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Class A common stock. Persons required to file such reports also need to provide us with copies of all Section 16(a) forms they file.

Based solely upon a review of (i) copies of the Section 16(a) filings received during or with respect to 2024 (ii) certain written representations of our officers and directors, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2024 were filed in a timely manner, except that each of Messrs. Alexander, Keiser and Watters and Mses. Murphy and Thomas-Mackay filed one report late reporting the grant of options to acquire Class A common stock and Mr. Balatsos filed his initial report of beneficial ownership late. The late filings were due to inadvertent administrative error.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees for Election to Board

Directors to be elected at the Annual Meeting shall be elected for a term expiring at the 2026 annual meeting of stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the Proxy for the election of the seven (7) nominees listed below. Although it is not anticipated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board, unless the Board reduces the number of directors to be elected.

The following table sets forth the nominees for membership on the Board. It also provides certain biographical information about the nominees.

Name	Age	Position
Kimball Carr	55	Chair of the Board, President and Chief Executive Officer
Larry Alexander	45	Director
Phillip Balatsos	48	Director
Charles Stith Keiser	41	Director
Anne Murphy	59	Director
Erinn Thomas-Mackey, DMV	38	Director
Timothy Watters	63	Director

Kimball Carr — Please see the biographical information provided in “Governance of the Company — Executive Officers and Directors.”

Larry Alexander — Mr. Alexander has served as a director of the Company since August 2023. He is currently the Vice President of Operations for CarepathRx, holding that role since January 2022. Previously, Mr. Alexander served as Managing Director of First Financial Bank from September 2017 through December 2021. Earlier in his career, he worked for McKesson Corporation from June 2002 through 2017, most recently as Vice President, Strategic Solutions and National Accounts from January 2010 through August 2017. Mr. Alexander brings over 20 years of experience, serving in senior leadership positions in Fortune 5, private equity, non-profit, and privately held companies, with an outstanding record of business growth and profitability across multiple industries. His career has focused on developing people and engaged and high performing teams. Mr. Alexander’s proven results and leadership experience include leading multi-billion dollar negotiations, and facilitating M&A engagements and new business development. He has revived and started new businesses, with a deep focus on culture and growth. He gives generously of his time by serving many worthy organizations; chairing capital campaigns in his community; instituting college scholarship programs; leading hurricane disaster relief efforts; guest lecturing at universities; and serving on several boards of directors. Mr. Alexander graduated with a Bachelor of Science Degree in Industrial Distribution in May 2002 from Texas A&M University. We believe Mr. Alexander is qualified to serve on the Board in light of his decades of experience in business operations in public and private enterprises across multiple industries.

Phillip Balatsos — Mr. Balatsos joined the Board in October 2024. Since August 2022, Mr. Balatsos has served as the Vice President of Foreign Exchange Emerging Markets Rates Sales/Trading with XP Investments US Inc., for which Mr. Balatsos provides coverage and execution of currency trading in emerging markets as well as commodity and fixed income products and derivatives for global macro hedge funds. In September 2018, Mr. Balatsos founded LAPH Hospitality, where he served as an Operator until August 2022. During his time with LAPH Hospitality, Mr. Balatsos operated a multi-location café/catering business. Mr. Balatsos previously served as a member of the board of directors of Sadot Group Inc. and sat on the audit and finance committees during his term. Prior to his tenure in hospitality, Mr. Balatsos held various positions on Wall Street including Vice President, Foreign Exchange Sales/Trading for Credit Suisse; Director, Foreign Exchange Hedge Fund Sales for Barclays Capital and Financial Advisor for Stifel Nicolaus & Co.. Mr. Balatsos graduated from Skidmore College with a Bachelor of Science in Business Administration and from the Institute of Culinary Education. We believe Mr. Balatsos is qualified to serve on the Board due to his vast experience in the financial industry and his deep understanding of markets.

Charles Stith Keiser — Mr. Keiser has served on the Board since January 2022 and served as the Company’s Chief Operating Officer from January 2023 to November 2023. He has served as Chief Executive Officer of Blue Heron Consulting, a veterinary consulting company serving hospitals of all sizes and specialties across North

America, since March 2015. Earlier in his career, he served as Director of Student Programs for the American Animal Hospital Association from September 2011 through March 2015. He grew up in veterinary medicine as the son of a practice owning veterinarian and has spent his entire career in the industry. In addition to his employment, Mr. Keiser continues to volunteer as a facilitator and lecturer for professional skills curriculum at veterinary schools across the country. Mr. Keiser continues to develop and deliver professional development content as an adjunct faculty member at several U.S. veterinary schools. Mr. Keiser’s volunteer experience includes serving as Chair of VetCAN (Veterinary Career Advisory Network), terms as President of VetPartner’s Career Development and Practice Management Special Interest Groups, participation in Washington State University’s CVM “Diagnostic Challenge” and a seat on the AVMA’s Economics Advisory Research Council Financial Literacy task force. Mr. Keiser has served in the veterinary profession since his graduation from Hope College with a degree in Business, Management and Accounting in 2008. We believe Mr. Keiser is qualified to serve on the Board due to his substantial experience in the practice of veterinary medicine and his leadership roles teaching and serving in veterinary schools and industry groups.

Anne Murphy — Ms. Murphy has served on the Board since August 2023. Since January 2021, Ms. Murphy has served as Vice President, Business Solutions and Applications at American Electric Power. Previously, Ms. Murphy served as the Chief Information Officer for Best Buy Health and Greatcall, Inc., from November 2017 through March 2020, and Chief Information Officer for Banfield Pet Hospital from 2015 through 2017. Earlier in her career, Ms. Murphy served as Technology Vice President/Senior Director at Target Corporation from 2008-2014. Ms. Murphy is the owner and president of a consulting company, Claro Vista LLC, since 2014. Ms. Murphy brings over 30 years of technology and transformational leadership experience in public, private, and private equity companies supporting utility, retail, direct to consumer and veterinary sectors. Ms. Murphy’s volunteer work includes serving as Board Trustee and Operations Committee Chair at United Through Reading since 2018, Board member for Banfield Foundation in 2017, Habitat for Humanity Women’s Build from 2013-2014 and Ordway Circle of Stars Board member from 2008-2010. Ms. Murphy graduated from University of St. Thomas in 2004 with a Master’s of Business of Administration, and graduated from Metropolitan State University in 1998 with a Bachelor of Science in Business Administration. We believe Ms. Murphy is qualified to serve on the Board due to her multiple decades in business administration and technology leadership roles in a variety of industries, including veterinary services, and her demonstrated commitment to public service.

Erinn Thomas-Mackey, DVM — Dr. Thomas-Mackey joined the Board in August 2023. She has been the Founder and Managing Member of SeaPath Advisory LLC from 2022 to present, Managing Member and Founder for Thomas-Mackey Veterinary Service from 2021 to present, and Managing Member and Founder of TwoMacks Properties LLC from 2019 to present. Earlier in Dr. Thomas-Mackey’s career she was employed as an Associate Emergency Veterinarian at Animal Emergency Service, a privately owned emergency veterinary practice in Long Island, NY from August 2017 to October 2021 and as an Associate General Practice Veterinarian at Assisi Veterinary Hospital, a privately owned veterinary practice in Malverne, NY from June 2015 to June 2017. While working as a full-time veterinarian, Dr. Thomas-Mackey started her per-diem veterinary business and real estate investment company. She brings years of hands-on experience in both emergency veterinary medicine and general veterinary practice along with the unique understanding of the day-to-day needs and challenges of both veterinary doctors and practice owners alike. In addition, Dr. Thomas-Mackey has successfully navigated everyday issues practice owners face around staffing needs, optimizing practice flow, and driving revenue to increase profit margins. She also has hands-on experience with negotiating real estate deals, property evaluation, and property management. Dr. Thomas-Mackey graduated from the Tuskegee University College of Agriculture, Environment and Nutrition Sciences in 2010 with a Bachelor of Science in Biology and a Bachelor of Animal, Poultry, and Veterinary Science, and from the Tuskegee University College of Veterinary Medicine in 2014 with a Doctor of Veterinary Medicine. We believe Dr. Thomas-Mackey’s broad experience in both the practice of veterinary medicine and ownership and management of veterinary practices and veterinary practice real estate, as well as her demonstrated educational and professional excellence, qualifies her to serve on the Board.

Timothy Watters — Mr. Watters has served on the Board since August 2023. Mr. Watters currently serves as Chief Financial Officer of North Fork Native Plants, a wholesale plant nursery serving the Intermountain West and Pacific Northwest, a position he has held since July 2019. Previously, Mr. Watters served as Chief Operating Officer of North Fork Native Plants from May 2008 through June 2019. Earlier in his career, Mr. Watters owned a wholesale camping business, SKI International, Inc., from June 1994 through January 2008. He also worked in finance serving as Vice President of A.G. Edwards and Sons in St. Louis, Missouri from January 1990 through May 1994 and Vice President at PNC Financial Corp in Philadelphia, PA from September 1985 through September 1990. Mr. Watters brings over 38 years of experience in finance and small business ownership. Mr. Watters’ volunteer work includes service as Board Chair of the Community Foundation of Teton Valley, Board Chair of the Teton Valley Community School, Treasurer of Friends of the Teton River and Chair of the Teton County Planning and Zoning Commission. Mr. Watters graduated from Denison University in June 1985 with a Bachelor of Arts in Economics. We believe Mr. Watters is qualified to serve on the Board in light of his many decades of leadership of multiple commercial businesses and financial services firms.

Director Compensation

Our non-employee directors receive the following compensation:

•        an annual retainer of $36,000, payable monthly; and

•        an annual committee fee of $5,000 for those non-employee directors who serve on one or more committees, payable annually.

In addition, in September 2024, non-employee directors who were then serving on the Board received options to acquire shares of Class A common stock.

The following table summarizes the compensation paid to our non-employee directors during the fiscal year ended December 31, 2024:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(4)(5)	Non-Equity Plan Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Larry Alexander	41,000	—	3,618	—	—	—	44,618
Phillip Balatsos(2)	9,000	—	—	—	—	—	9,000
Charles Stith Keiser	36,000	—	2,382	—	—	—	38,382
Peter Lau(3)	30,750	—	3,177	—	—	—	44,177
Anne Murphy	41,000	—	3,618	—	—	—	44,618
John Suprock(3)	27,000	—	3,618	—	—	—	44,618
Erinn Thomas-Mackey, DVM	41,000	—	3,618	—	—	—	34,368
Timothy Watters	41,000	—	3,618	—	—	—	30,618

____________

(1)      Kimball Carr, our Chair of the Board, President and Chief Executive Officer, is not included in this table. As an employee of the Company, Mr. Carr receives no compensation for service as a director. The compensation received by Mr. Carr is shown in the Summary Compensation Table in “Executive Compensation.”

(2)      Mr. Balatsos joined the Company’s Board in October 2024.

(3)      Messrs. Lau and Suprock ceased to serve on the Company’s Board as of October 9, 2024. Their stock option awards were forfeited and canceled at that time.

(4)      Amount represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation, of options to acquire shares of Class A common stock granted on September 26, 2024 at an exercise price of $17 per share, which was the closing price per share of the Class A common stock on the Nasdaq Stock Market on the grant date (as adjusted for a 1-for-25 reverse stock split that was effected in January 2025). The options were fully vested on the grant date. Information about the assumptions used to value these awards can be found in Note 11 to the consolidated financial statements in the Annual Report.

(5)      The following table provides information regarding the aggregate outstanding option awards held by each non-employee director as of December 31, 2024 (as adjusted for a 1-for-25 reverse stock split that was effected in January 2025):

Name	Stock Options
	Outstanding (#)	Unvested (#)
Larry Alexander	1,447	—
Phillip Balatsos	—	—
Charles Stith Keiser	953	—
Peter Lau	—	—
Anne Murphy	1,447	—
John Suprock	—	—
Erinn Thomas-Mackey, DVM	1,447	—
Timothy Watters	1,447	—

VOTE REQUIRED

Directors will be elected by a plurality of the votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting. As a result, the seven nominees with the most votes will be elected. Votes may be cast in favor of a director nominee or withheld. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the above-mentioned director nominees.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Company is submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our Company and our stockholders. If the appointment is not ratified, the Board will consider its options.

Effective October 16, 2025, the Company appointed M&K CPAS, PLLC (“M&K”) as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2025. During the two most recent fiscal years and through October 16, 2025, the Company has not consulted with M&K regarding either (1) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a “disagreement” (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

On October 16, 2025, the Company dismissed Kreit & Chiu CPA LLP (“K&C”) as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through October 16, 2025, there were no “disagreements” (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) between the Company and K&C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of K&C, would have caused K&C to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements. During this same period, K&C advised the Company that there were material weaknesses in the Company’s internal control over financial reporting. There were no other “reportable events” (within the meaning of Item 304(a)(1)(v) of Regulation S-K). K&C’s audit reports for the two most recent fiscal years ended December 31, 2024 and 2023 contained an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern.

The Company provided K&C with a copy of this disclosure prior to its filing with the Securities and Exchange Commission and requested that K&C furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of K&C’s letter, dated October 21, 2025, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2025.

The decision to replace K&C with M&K was approved by the Audit Committee of the Board of Directors of the Company.

One or more representatives of M&K are expected to attend the Annual Meeting and will have the opportunity to make a statement if they wish to do so and to be available to respond to appropriate questions from stockholders.

Fees Paid to Auditor

The following table sets forth the fees billed to us by K&C, our independent registered public accounting firm for the fiscal years ended December 31, 2024 and December 31, 2023.

	2024	2023
Audit Fees(1)	$276,150	$292,400
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total	276,150	292,400

____________

(1)      Audit fees consist of fees for professional services rendered in connection with the audit of our 2022 and 2023 financial statements and our initial public offering in August 2023.

(2)      Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit fees.”

(3)      Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)      All other fees consist of fees billed for services not associated with audit or tax.

Audit Committee Pre-Approval Policy

It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant the requirements of the Audit Committee, the independent registered public accounting firm and management are required to report to the Audit Committee at least quarterly regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

VOTE REQUIRED

The affirmative vote of the majority of the votes cast on this proposal is required for approval. As this proposal is considered a “routine item,” your bank, broker or other nominee may vote your shares “For” the proposal without receiving your voting instructions. Abstentions and broker non-votes will not be counted for the purpose of determining the number of votes necessary for approval of this proposal, and will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of M&K CPAS, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the Nasdaq Stock Market). The Audit Committee operates under a written charter, which is available at https://ir.inspirevet.com/governance-documents/.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2024.

We have reviewed and discussed with management the Company’s independent registered public accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.

We have discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have discussed with management and the Company’s independent registered public accounting firm such other matters as required to be discussed with the Audit Committee under the applicable requirements of the Securities and Exchange Commission and the Public Company Accounting Oversight Board (the “PCAOB”).

We have received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the Company’s independent registered public accounting firm, their independence from management and the Company.

Based on the reviews and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

This report is submitted by the Audit Committee of the Board of Directors:

Timothy Watters, Chair
Phillip Balatsos
Larry Alexander

STOCKHOLDER MATTERS

Stockholder Communications with the Board of Directors

As a stockholder of our Company, you may communicate in writing at any time with the entire Board or any individual director (addressed to “Board of Directors” or to a named director), c/o Inspire Veterinary Partners, Inc.., Attention: Richard Frank, 780 Lynnhaven Parkway, Suite 400, Virginia Beach, VA 23452, or via e-mail at rfrank@inspirevet.com. All appropriate communications will be promptly relayed to the appropriate Directors. Responses to any such communications will be at the discretion of the relevant Board members. Communications may also be referred to other departments within the Company. We generally will not forward to our Board communications that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that request general information about the Company.

Stockholder Recommendations of Director Candidates

Our Governance and Nominating Committee will consider director candidates recommended by our stockholders. A stockholder seeking to recommend a candidate for the Governance and Nominating Committee’s consideration should submit such candidate’s name and qualifications to: Governance and Nominating Committee, c/o Secretary, Inspire Veterinary Partners, Inc., at 780 Lynnhaven Parkway, Suite 400, Virginia Beach, VA 23452.

Stockholder Proposals and Nominations for the 2026 Annual Meeting of Stockholders

Any stockholder who intends to present a proposal to be included in our 2026 proxy statement must submit the proposal, in writing, so that our Secretary receives it at our principal executive offices located at 780 Lynnhaven Parkway, Suite 400, Virginia Beach, VA 23452 by the close of business on June 26, 2026, which is 120 calendar days prior to the one year anniversary of the date this proxy statement is being sent to our stockholders. In addition, stockholders must comply with the other requirements of the Securities and Exchange Commission related to stockholder proposals that are to be included in proxy statements as set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (or any successor provision or law).

Any stockholder who wishes to bring a proposal or nominate a person for election to our Board at the annual meeting of stockholders must provide timely written notice of the proposal or nomination to our Secretary at our principal executive offices. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between August 12, 2026 and September 11, 2026, which is not less than ninety (90) nor more than one hundred twenty (120) days prior to December 10, 2026, the one year anniversary of the 2025 annual meeting. In the event that the 2026 annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than one hundred twenty (120) days prior to the 2026 annual meeting and not later than the close of business on the tenth (10th) day following the day on which notice of the date of the 2026 annual meeting was mailed or public disclosure of the date of the 2026 annual meeting was made, whichever first occurs.

A stockholder’s notice to the Secretary to bring a proposal before the annual meeting shall set forth as to each matter the stockholder proposes to bring (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information relating to the person or the proposal that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision or law) or applicable law.

A stockholder’s notice to the Secretary to nominate a person for election to our Board shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company, if any, which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor provision or law) or applicable law; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder.

No stockholder may solicit proxies in support of director nominees other than the Company’s nominees unless the stockholder has complied with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, including the timely provision of notices to the Company required thereunder. If any stockholder that provides notice subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Securities Exchange Act of 1934, as amended, including the timely provision of notices to the Company required thereunder, and no other proposing person has provided notice in compliance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended, then such proposed nominee will be disqualified. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than August 30, 2026. If the date of the 2026 annual meeting is changed by more than thirty (30) calendar days from the previous year, then notice must be provided by the later of sixty (60) calendar days prior to the date of the 2026 annual meeting or the tenth (10th) calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made by the registrant.

OTHER MATTERS

As of the date of this Proxy Statement, our management has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

VOTE ON INTERNET Go to http://www.vstocktransfer.com/proxy Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. Eastern Time on December 9, 2025. CONTROL # VOTE BY EMAIL Mark, sign and date your proxy card and return it to vote@vstocktransfer.com VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. ATTEND THE MEETING If you would like to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on December 10, 2025 please register via the following URL: https://meeting.vstocktransfer.com/INSPIREVETDEC25 * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Annual Meeting of Stockholders Proxy Card - INSPIRE VETERINARY PARTNERS, INC. DETACH PROXY CARD HERE TO VOTE BY MAIL THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2 1. Election of Directors: FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW: 01 Kimball Carr 02 Larry Alexander 03 Phillip Balatsos 04 Charles Stith Keiser 05 Anne Murphy 06 Erinn Thomas-Mackey, DVM 07 Timothy Watters 2. To ratify the appointment of M&K CPAS, PLLC as our independent registered public accounting firm for the year ending December 31, 2025. FOR AGAINST ABSTAIN Note: To transact such other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. Date Signature Signature, if held jointly Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address. * SPECIMEN * AC:ACCT9999

INSPIRE VETERINARY PARTNERS, INC. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 10, 2025 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at: https://ts.vstocktransfer.com/irhlogin/INSPIREVET DETACH PROXY CARD HERE TO VOTE BY MAIL INSPIRE VETERINARY PARTNERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kimball Carr and Richard Frank with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Inspire Veterinary Partners, Inc. Class A common stock and Class B common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held Wednesday, December 10, 2025 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2. Electronic Delivery of Proxy Material: If you would like to reduce the costs incurred by Inspire Veterinary Partners, Inc. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future years. Email Address:________________________________________ (Continued and to be signed on Reverse Side)